Exhibit 3.1

Delaware	PAGE 2
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF CERTIFICATE OF FORMATION OF “TOPS HOLDING LLC” FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF MAY, A.D. 2013, AT 8:55 O’CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
4434332 8100V	AUTHENTICATION: 0433004
130582156	DATE: 05-15-13
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 08:55 AM 05/15/2013 FILED 08:55 AM 05/15/2013 SRV 130582156 - 4434332 FILE

CERTIFICATE OF FORMATION

OF

TOPS HOLDING LLC

This Certificate of Formation of TOPS HOLDING LLC (the “Limited Liability Company”), dated May 15, 2013, is being duly executed and filed by Frank Curci, as an authorized person to form a limited liability company under the Limited Liability Company Act of the State of Delaware (6 Del. C. § 18-101 et seq.) (the “Act”) in connection with the conversion of Tops Holding Corporation, a Delaware corporation, to a limited liability company under the Act.

The undersigned, being duly authorized to execute and file this Certificate of Formation, hereby certifies that:

FIRST: The name of the Limited Liability Company is TOPS HOLDING LLC.

SECOND: The address of the registered office and the name and the address of the registered agent of the Limited Liability Company required to be maintained by Section 18-104 of the Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808.

THIRD: This Certificate of Formation shall be effective upon the filing of this Certificate of Formation and the Certificate of Conversion to Limited Liability Company, which is being filed contemporaneously with this Certificate of Formation, in the Office of the Secretary of State of the State of Delaware

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first written above.

/s/ Frank Curci
Frank Curci,
Authorized Person